UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):	December 15, 2009 (December 14, 2009)

ROCK OF AGES CORPORATION
(Exact name of registrant as specified in its charter)

Vermont	0-29464	03-0153200
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

560 Graniteville Road, Graniteville Vermont	05654
(Address of principal executive offices)	(Zip Code)

(802) 476-3121

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ROCK OF AGES CORPORATION
FORM 8-K

Item 1.01	Entry Into a Material Definitive Agreement

On December 14, 2009, Rock of Ages Canada, (“ROA Canada”), a wholly owned subsidiary of the Rock of Ages Corporation, concluded negotiations and entered into a new collective bargaining agreement with the United Steelworkers union representing substantially all the production workforce in its granite quarry and manufacturing plant located in Stanstead, Quebec.  The agreement will cover approximately fifty workers, and is for a term of approximately four years, commencing November 1st, 2009 and expiring on October 31, 2013.

Pursuant to the agreement, wages for workers will not increase for the first two years of the agreement. After two years the contract will be re-opened only to discuss wages. There were no other substantial changes and none of the changes in the contract are deemed by the Company to be material to the Company’s operations.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCK OF AGES CORPORATION

Date: December 15, 2009	By: /s/ Laura Plude Laura Plude, Vice President and Chief Financial Officer